Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Robert W. Owens and Thomas R. Miller, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Leta McKinley Leta McKinley	Vice President and Controller (Principal Accounting Officer) of Sunoco Finance Corp.; Susser Petroleum Operating Company LLC; Aloha Petroleum LLC; Southside Oil, LLC; Sunoco Energy Services LLC; Susser Petroleum Property Company LLC; Sunoco, LLC; Mid-Atlantic Convenience Stores, LLC; Susser Holdings Corporation; MACS Retail LLC; Sunoco Retail LLC; Stripes Holdings LLC; Susser Holding, L.L.C.; Aloha Petroleum, Ltd. and Stripes LLC	August 16, 2016